Exhibit 99.1

InfuSystem Holdings, Inc. 31700 Research Park Drive Madison Heights, Michigan 48071 248-291-1210

FOR IMMEDIATE RELEASE

CONTACT:	Joe Dorame, Joe Diaz & Robert Blum
Lytham Partners, LLC
602-889-9700

InfuSystem to Report Fourth Quarter and Fiscal Year 2018

Financial Results on Thursday, March 7, 2019

Investor Conference Call to be held 9:00 a.m. Eastern Time

Madison Heights, MICHIGAN, March 4, 2019 – InfuSystem Holdings, Inc. (NYSE American: INFU), a leading national provider of infusion pumps and related services for the healthcare industry in the U.S. and Canada, today announced that it will issue fourth quarter and fiscal year 2018 financial results on Thursday, March 7, 2019, before the market opens.

The Company will also conduct a conference call for all interested investors on Thursday, March 7, 2019, at 9:00 a.m. Eastern Time to discuss its fourth quarter and fiscal year 2018 financial results.

To participate in this call, please dial (833) 366-1127 or (412) 902-6773, or listen via a live webcast, which is available in the investors section of the Company’s website at https://ir.infusystem.com/. A replay of the call will be available by visiting https://ir.infusystem.com/ for the next 90 days or by calling (877) 344-7529 or (412) 317-0088, confirmation code 10129264, through March 14, 2019.

About InfuSystem Holdings, Inc.

InfuSystem Holdings, Inc. is a leading provider of infusion pumps and related services to hospitals, oncology practices and other alternate site healthcare providers. Headquartered in Madison Heights, Michigan, the Company delivers local, field-based customer support and operates Centers of Excellence in Michigan, Kansas, California, Massachusetts and Ontario, Canada. The Company's stock is traded on the NYSE American under the symbol INFU. Additional information about InfuSystem Holdings, Inc. is available at www.infusystem.com.

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